Exhibit 5.1

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069 WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

July 30, 2015

The Board of Directors
Ceres, Inc.
1535 Rancho Conejo Boulevard
Thousand Oaks, California 91320

Ceres, Inc.

Ladies and Gentlemen:

We have acted as counsel to Ceres, Inc., a Delaware corporation (the “Company”), in connection with the purchase and sale of 1,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share pursuant to the Securities Purchase Agreement, dated July 26, 2015 (the “Securities Purchase Agreement”), between the Company and each purchaser identified on the signature pages thereto.

In that connection, we have reviewed originals or copies of the following documents:

(a)	The Securities Purchase Agreement.

(b)	The registration statement on Form S-3 (File No. 333-204024) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on May 8, 2015, and each amendment thereto, including the documents incorporated by reference therein (the “Registration Statement”).

(c)	The prospectus dated July 8, 2015, forming a part of the Registration Statement with respect to the offering from time to time of the Company’s securities (the “Base Prospectus”), as supplemented by the final prospectus supplement dated July 26, 2015 relating to the Shares (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the forms filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Final Prospectus”).

(d)	The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated By-laws (the “By-laws”) of the Company, each as amended through the date hereof.

(e)	The originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

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In our review and otherwise for the purpose of this opinion letter, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered as provided in the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware, or the Certificate of Incorporation or By-laws of the Company.

Our opinion set forth above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the transactions contemplated by the Securities Purchaser Agreement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement filed by the Company to effect the registration of the Shares under the Securities Act, and to the use of our name under the heading “Legal Matters” in the Final Prospectus constituting a part of such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

DC/BB/RDG

RE

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